STRONG FOURTH QUARTER MARGIN EXPANSION PROPELS PFF
BANCORP, INC. TO RECORD EARNINGS FOR FISCAL 2005

Pomona, Calif. -- April 21, 2005 -- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc. ("GIA"), today reported a 15 basis point expansion in net interest margin during the quarter ended March 31, 2005 driving net earnings to a record $45.8 million or $1.81 per diluted share for the year ended March 31, 2005 ("fiscal 2005") compared to $40.9 million or $1.63 per diluted share for the year ended March 31, 2004 ("fiscal 2004") (adjusted for the three-for-two stock split effected in the form of a stock dividend paid on March 3, 2005 to shareholders of record on February 15, 2005).

Earnings before income taxes increased 18 percent to $85.9 million for fiscal 2005, compared to $73.1 million for fiscal 2004.  Our effective tax rate increased to 46.7 percent for fiscal 2005 compared to 44.0 percent for fiscal 2004, due principally to the non-deductibility of a significant portion of our Employee Stock Ownership Plan ("ESOP") expense. As discussed later in this release, as our stock rises, the nondeductible portion of our ESOP expense increases pushing our effective tax rate higher.

Our continued strong upward earnings momentum was attributable to the following positive fundamentals:

  Total deposits increased $280.9 million or 11 percent during fiscal 2005 to $2.74 billion.  Lower cost passbook, money market, and transaction accounts ("core deposits") increased $224.1 million or 14 percent and now total $1.78 billion or 65 percent of total deposits compared to $1.56 billion or 64 percent of total deposits one year ago.
  Non-interest bearing deposits increased $67.2 million or 31 percent during fiscal 2005 to $281.3 million and now represent 10 percent of total deposits.
  The average cost of total deposits and core deposits was 1.54% and 0.97% for fiscal 2005 compared to 1.55% and 0.93% for fiscal 2004.
  Construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $330.3 million or 24 percent during fiscal 2005 to $1.71 billion or 50 percent of loans and leases receivable, net, compared to $1.38 billion or 44 percent of loans and leases receivable, net, one year ago.
  For fiscal 2005, Four-Cs originations were $2.10 billion or 84 percent of total originations, compared to $1.82 billion or 84 percent of total originations for fiscal 2004.
  Net interest income increased $20.7 million or 16 percent to $151.7 million for fiscal 2005 compared to fiscal 2004 reflecting a $526.8 million or 17 percent increase in average interest-earning assets, partially offset by a 3 basis point year-over-year contraction in net interest margin to 4.08 percent for fiscal 2005.
  On a sequential quarter basis, total deposits and core deposits increased $31.3 million and $4.0 million, respectively and the Four-Cs increased $50.1 million.  This growth contributed to the 15 basis point sequential quarter increase in net interest margin to 4.17 percent for the quarter ended March 31, 2005.

Larry M. Rinehart, President and CEO commented, "The strength of our net interest margin reflects our success in continuing to increase the proportion of our balance sheet comprised by the Four-Cs and core-deposits.  We're confident that our demonstrated ability to grow these more profitable assets and liabilities coupled with the continued strength of the Inland Empire region of Southern California will lead to continued earnings growth."

Non-interest income increased $2.4 million or 10 percent between fiscal year 2005 and 2004 to $27.5 million.  The increase in non-interest income reflects the following:

  Gain on sale of investment securities increased $3.0 million to $4.8 million

  Strong growth in core deposits was reflected in deposit and related fees, which rose $487,000 to $10.5 million.
  Trust, investment and insurance fees rose $613,000 or 16 percent to $4.4 million.
  A $1.0 million decrease in other non-interest income was due to $1.3 million of non-recurring income arising from a revaluation of the Company's split dollar life insurance policies during the fourth quarter of fiscal 2004.

The increase in trust, investment and insurance fees for fiscal 2005 reflects the growth in the Company's subsidiary GIA and its subsidiary Glencrest Insurance Services ("GIS").  Trust and investment assets under custody or management at GIA and the Bank's trust department increased 39 percent to $515.3 million at March 31, 2005 from $371.4 million at March 31, 2004. Fees associated with the increase in assets under management increased $536,000 or 22 percent to $3.0 million.  Insurance and annuity sales fees at GIS increased $76,000 to $1.4 million during fiscal 2005 as compared to fiscal 2004.

General and administrative ("G&A") expense increased $10.6 million or 13 percent between fiscal 2004 and 2005 to $90.5 million. Excluding operating costs associated with new branches, the year over year increase was approximately $9.3 million or 11 percent.  Compensation and benefits expense accounted for approximately 43 percent of the increase in total G&A reflecting a seven percent increase in the number of full-time equivalent employees between March 31, 2004 and 2005 as well an increase in performance-based cash compensation.  Compared to the comparable quarter of the prior year, total G&A expense for the current quarter was up 7 percent.

We expect our effective tax rate to decrease to approximately 43 percent beginning April 1, 2005.  The anticipated reduction in our effective tax rate will accompany and result from an expected decrease in ESOP expense beginning April 1, 2005.  For the year ended March 31, 2005, ESOP expense of $9.9 million was based on 383,082 shares being amortized, (an average of 95,771 shares per quarter).  From April 1 through December 31, 2005, ESOP expense will be based on a quarterly amortization of approximately 25,658 shares - a 73 percent reduction from the average quarterly amortization level for fiscal 2005.  All shares under the current ESOP will be allocated as of December 31, 2005. We intend to continue our ESOP beyond calendar 2005 by acquiring additional shares and allocating those shares to employees at a level similar to that projected for the April through December 2005 period. In addition to the anticipated decrease in total ESOP expense resulting from the reduction in shares being amortized, we expect that the non-deductible portion of ESOP expense will be reduced further beginning January 1, 2006 because there will be a smaller difference between the cost basis of the shares acquired to continue the plan and the fair value of those shares as they are amortized throughout the period.

Asset quality remains strong with non-accrual loans down to $12.2 million or 0.30 percent of gross loans and leases at March 31, 2005, from $13.1 million or 0.33 percent of gross loans and leases at December 31, 2004 and $13.6 million or 0.37 percent of gross loans and leases at March 31, 2004.

At March 31, 2005, the allowance for loan and lease losses was $33.3 million or 0.83 percent of gross loans and leases and 273 percent of non-accrual loans compared to $30.8 million or 0.84 percent of gross loans and leases and 226 percent of non-accrual loans at March 31, 2004.  The provision for loan and lease losses remained unchanged at $2.7 million for both fiscal 2005 and fiscal 2004. The negative provision for loan and lease losses for the quarter ended March 31, 2005 was attributable to net recoveries of $625,000, on a tract construction loan and several commercial business loans.

We repurchased 750,150 shares of our common stock at a weighted average price of $28.39 per share during the quarter ended March 31, 2005.  During fiscal 2005, we repurchased 1,229,100 shares at a weighted average price of $26.65 per share.  At March 31, 2005, 738,270 shares remain under a 1,200,000-share repurchase authorization adopted by our Board of Directors on January 26, 2005.  Consistent with our current intention of maintaining our cash dividend yield at approximately 2 percent, we increased our quarterly dividend by 13 percent to 0.15 per share effective with the dividend paid on March 24, 2005.

At March 31, 2005, we were conducting business through 29 full-service banking branches, three registered investment advisory offices, three trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.

We will host a conference call at 8:30 A.M. PDT on Friday, April 22, 2005, to discuss our financial results.  The conference call can be accessed by dialing 1-800-322-0079 and referencing PFF Bancorp Inc. fiscal 2004 Conference Call.  An audio replay of this conference call will be available through Friday, May 6, 2005, by dialing 1-877-519-4471 and referencing replay PIN number 5899080.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2004.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	March 31, 2005	March 31, 2004
ASSETS
Cash and cash equivalents	$44,844	$60,151
Investment securities held-to-maturity (estimated fair value of
$6,647 at March 31, 2005, and $5,979 at March 31, 2004)	6,736	5,742
Investment securities available-for-sale, at fair value	61,938	62,957
Mortgage-backed securities available-for-sale, at fair value	250,954	292,888
Loans held-for-sale	1,466	2,119
Loans and leases receivable, net	3,431,544	3,149,318
Federal Home Loan Bank (FHLB) stock, at cost	41,839	42,500
Accrued interest receivable	16,413	14,752
Assets acquired through foreclosure, net	-	683
Property and equipment, net	30,385	27,430
Prepaid expenses and other assets	24,942	19,154
Total assets	$ 3,911,061	$ 3,677,694

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$2,735,937	$2,455,046
FHLB advances and other borrowings	769,423	851,600
Junior subordinated debentures	30,928	-
Accrued expenses and other liabilities	37,847	54,677
Total liabilities	3,574,135	3,361,323
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000
shares, none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000
shares; issued 24,908,823 and 25,342,046; outstanding
24,782,623 and 24,922,496 at March 31, 2005 and
March 31, 2004, respectively	248	168
Additional paid-in-capital	164,536	144,585
Retained earnings, substantially restricted	178,288	173,188
Unearned stock-based compensation	(352)	(2,121)
Treasury stock (126,200 and 419,550 at March 31, 2005
and March 31, 2004, respectively)	(1)	(3)
Accumulated other comprehensive income (losses)	(5,793)	554
Total stockholders' equity	336,926	316,371
Total liabilities and stockholders' equity	$ 3,911,061	$ 3,677,694

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004
Interest Income:
Loans and leases receivable	$51,936	$44,183	$195,390	$167,309
Mortgage-backed securities	2,495	2,798	9,944	9,219
Collateralized mortgage obligations	-	-	-	(327)
Investment securities and deposits	1,257	1,006	4,600	4,123
Total interest income	55,688	47,987	209,934	180,324
Interest expense:
Deposits	11,270	8,567	39,934	36,770
Borrowings	4,967	3,439	18,326	12,559
Total interest expense	16,237	12,006	58,260	49,329
Net interest income	39,451	35,981	151,674	130,995
Provision for loan and lease losses	(40)	300	2,654	2,725
Net interest income after provision
for loan and lease losses	39,491	35,681	149,020	128,270

Non-interest income:
Deposit and related fees	2,671	2,498	10,514	10,027
Loan and servicing fees	1,686	1,429	6,471	6,595
Trust, investment and insurance fees	1,109	1,072	4,419	3,806
Gain on sale of loans, net	61	109	321	809
Gain on sale of securities, net	-	154	4,771	1,795
Other non-interest income	434	1,448	979	2,006
Total non-interest income	5,961	6,710	27,475	25,038

Non-interest expense:
General and administrative:
Compensation and benefits	12,701	13,141	51,733	47,179
Occupancy and equipment	3,910	3,197	14,654	12,706
Marketing and professional services	2,527	1,879	9,985	8,027
Other non-interest expense	3,608	3,061	14,120	11,990
Total general and administrative	22,746	21,278	90,492	79,902
Foreclosed assets operations, net	11	36	75	339
Total non-interest expense	22,757	21,314	90,567	80,241
Earnings before income taxes	22,695	21,077	85,928	73,067
Income taxes	10,476	10,147	40,155	32,118
Net earnings	$ 12,219	$ 10,930	$ 45,773	$ 40,949

Basic earnings per share	$ 0.49	$ 0.45	$ 1.86	$ 1.70
Weighted average shares outstanding for basic
earnings per share calculation	24,836,283	24,492,146	24,661,059	24,090,768

Diluted earnings per share	$ 0.48	$ 0.43	$ 1.81	$ 1.63
Weighted average shares outstanding for diluted
earnings per share calculation	25,469,140	25,542,881	25,277,331	25,063,509

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2005	2004	2005	2004
Performance Ratios:
Return on average assets (1)	1.25%	1.23%	1.20%	1.25%
Return on average stockholders' equity (1)	14.34%	13.70%	13.81%	13.63%
General and administrative expense to average assets (1)	2.33%	2.39%	2.37%	2.44%
Efficiency ratio (3)	50.09%	49.84%	50.51%	51.21%
Average interest-earning assets to average interest-bearing liabilities	108.08%	108.46%	108.00%	108.74%

Yields and Costs (1)
Net interest spread	4.04%	4.04%	3.96%	3.97%
Net interest margin (2)	4.17%	4.16%	4.08%	4.11%
Average yield on interest-earnings assets	5.92%	5.55%	5.65%	5.65%
Average cost of interest-bearing liabilities	1.88%	1.51%	1.69%	1.68%
Average yield on loans and leases receivables, net	6.16%	5.82%	5.90%	5.97%
Average yield on securities	3.80%	3.89%	3.67%	3.62%
Average cost of core deposits	1.09%	0.86%	0.97%	0.93%
Average cost of C.D.'s	2.83%	2.45%	2.61%	2.61%
Average cost of total deposits	1.68%	1.43%	1.54%	1.55%
Average cost of FHLB advances and other borrowings	2.56%	1.76%	2.16%	2.22%

Asset Quality
Net charge-offs (recoveries)	$(625)	$170	$171	$3,027
Net charge-offs (recoveries) to average loans
and leases receivable, net (1)	(0.07)%	0.02%	0.01%	0.11%

Average Balances
Average total assets	$3,899,260	$3,566,828	$3,824,710	$3,281,263
Average interest-earnings assets	$3,788,229	$3,461,306	$3,716,876	$3,190,062
Average interest-bearing liabilities	$3,504,897	$3,191,463	$3,441,676	$2,933,781
Average loans and leases receivable, net	$3,392,729	$3,044,157	$3,312,790	$2,801,246
Average securities	$323,204	$347,730	$330,792	$317,549
Average core deposits	$1,793,651	$1,538,789	$1,689,028	$1,491,843
Average C.D.s	$925,490	$868,466	$902,704	$875,916
Average total deposits	$2,719,141	$2,407,255	$2,591,732	$2,367,759
Average FHLB advances and other borrowings	$785,756	$784,208	$849,944	$566,022
Average stockholders' equity	$340,760	$319,160	$331,536	$300,417

Loan and Lease Activity
Total originations	$533,849	$530,886	$2,453,103	$2,166,638
One-to-four family	$69,856	$58,499	$345,998	$334,051
Multi-family	$2,684	$11,709	$46,021	$15,871
Commercial real estate	$24,315	$28,332	$164,294	$168,562
Construction and land	$312,896	$325,612	$1,358,796	$1,254,181
Commercial business loans and leases	$73,008	$58,737	$294,575	$229,221
Consumer	$51,090	$47,997	$243,419	$164,752
Purchases	$46,573	$172,183	$287,438	$787,751
Principal repayments	$524,221	$480,203	$2,382,048	$2,349,947
Sales	$4,704	$4,068	$30,670	$42,209

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of March 31, 2005	As of March 31, 2004
Asset Quality
Non-accrual loans	$12,204	$13,636
Non-accrual loans to gross loans and leases	0.30%	0.37%
Non-performing assets to total assets (1)	0.31%	0.39%
Allowance for loan and lease losses	$33,302	$30,819
Allowance for loan and lease losses to non-accrual loans	273%	226%
Allowance for loan and lease losses to gross loans and leases	0.83%	0.84%

Capital
Stockholders' equity to assets ratio	8.61%	8.60%
Core capital ratio*	8.38%	7.64%
Risk-based capital ratio*	11.74%	11.21%
Shares outstanding at end of period	24,782,623	24,922,496
Book value per share outstanding	$13.60	$12.69
Tangible book value per share outstanding (2)	$13.54	$12.65

Loan, Lease and Deposit Balances
One-to-four family loans	$1,614,678	$1,709,866
Multi-family loans	$138,417	$92,706
Commercial real estate loans	$520,912	$473,374
Construction and land loans (3)	$756,818	$572,762
Commercial business loans and leases	$197,956	$158,391
Consumer loans	$237,032	$177,880
Core deposits	$1,784,994	$1,560,933
C.D.s	$950,943	$894,113

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $554,497 and $504,868 at March 31, 2005 and March 31, 2004, respectively.

* PFF Bank & Trust